EXHIBIT 16

LETTER FROM PARKER & CO. CHARTERED ACCOUNTANTS


P A R K E R  &  C O.
CHARTERED   ACCOUNTANTS

--------------------------------------------------------------------------------
200 - 2560 Simpson Road, Richmond, B.C. V6X 2P9
Tel: (604) 276-9920  Fax: (604) 276-4577
--------------------------------------------------------------------------------


June 21, 2000


United States

Securities and Exchange Commission
Washington, DC
USA, 20549



Reference:        Bentley Communications Corp.
                  (Formerly Kyrenia Acquisition Corp.)
                  File Number: 0-27347


Gentlemen:

We have read Item 4 of the Form 8-K of Bentley Communications Corp. (formerly Kyrenia Acquisition Corp.) dated June 21, 2000 and agree with the statement contained thereon.





/s/ Lawrence D. Parker
----------------------
Lawrence D. Parker, C.A.

Parker & Co., Chartered Accountants

                                       3